U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):  June 9, 2004
                                                  ------------------

                          HIENERGY TECHNOLOGIES, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                 0 - 32093             91-2022980
         ----------                ---------             ----------
       (State or other           (Commission          (I.R.S. Employer
        Jurisdiction             File Number)        Identification No.)
      of incorporation)



      1601B ALTON PARKWAY
          IRVINE, CALIFORNIA                                  92606
     ----------------------------------------               ---------
    (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
                                                     ------------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

HOUSE OF REPRESENTATIVES APPROVES $1,500,000 FOR STOICHEMETRIC EXPLOSIVE DETECTION SYSTEMS IN FISCAL YEAR 2005 NATIONAL DEFENSE AUTHORIZATION ACT

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report that on May 20, 2004, the U.S. House of Representatives approved H.R. 4200, the Fiscal Year 2005 National Defense Authorization Act (the "Report"), in which the Committee on Armed Services of the House of Representatives ("Committee") authorized $1,500,000 for "Stoichemetric Explosive Detection Systems" on page 131 of the Report. This amount is listed as an increase over the budget requested for the national defense budget for fiscal year 2005. Although this Report does not generally provide budget authority, and subsequent appropriation acts may provide less than the amounts recommended in the Report, the Company believes that the Committee's increase of $1.5 million for stoichiometric programs is a significant development. "Stoichiometric" means the ability to quantitatively decipher empirical chemical formulas of unknown substances.

We believe that the program element which is the subject of the authorization increase is under the purview of NVESD Night Vision and Electronic Sensors Directorate of the CERDEC (Communications and Electronics Research, Development and Engineering Center U.S. Army Research, Development and Engineering Command.)

The NVESD began funding the development of the Company's stoichiometric landmine detection technology with a $100,000 grant in 1996. HiEnergy is currently in the Phase II of a 2 year Small Business Innovation Research ("SBIR") research and development contract from the U.S. Army Night Vision Electronic Sensors Directorate, pursuant to which we are developing our Anti-tank Landmine Detector, a contract it competitively won in 2002. Although we believe that HiEnergy Technologies Inc. is thus far the only company that has announced to have developed and tested stoichiometric detection of concealed explosives through steel and other barriers, there is no guarantee that all or any funds pursuant to the Report and subsequent appropriation acts will be allocated to HiEnergy.

The above-referenced appropriation authorization would only become law if it appears in the National Defense Authorization Act as passed by both the House of Representatives and Senate and is signed into law by the President. Alternatively, the authorization would become law if the National Defense Authorization Act as passed by both the House and Senate is vetoed by the President and the veto is overridden by both chambers, as provided for in the Constitution. Funding would only become available for the authorization if both the House and Senate appropriate funding for that purpose and the President signs a bill into law appropriating said funding. Alternatively, an appropriation would become law if the appropriation bill is passed by both the House and Senate is vetoed by the President and the veto is overridden by both chambers, as provided for in the Constitution.

ITEM 9.    REGULATION FD DISCLOSURE

HIENERGY TECHNOLOGIES, INC. TO RESTATE PAST FINANCIAL STATEMENTS

On June 9, 2004, HiEnergy Technologies, Inc. ("we," "us," or the "Company") announced that it had revised its assumptions used to determine the fair value of the common stock of the Company's 92% owned subsidiary, HiEnergy Microdevices, Inc. ("Microdevices"). Furthermore, a change in the fair value of Microdevices common stock will result in changes to the Company's financial statements, as the fair value was used as a basis to determine the value of:

      1) Stock Options and warrants granted to employees and non-employees during fiscal years 1996 through 2002 which were valued using the Black-Scholes valuation model, in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" and related interpretations.

      2) Shares of common stock issued for services rendered during fiscal years 1996 through 2002, which were recorded as compensation expense.

As a result of this revision and the change in how the Company determines the fair value of Microdevices common stock, the financial results disclosed in our annual filings on Form 10-KSB for the fiscal years ended April 30, 2002 and 2003, together with the financial results disclosed in our quarterly filings on Form 10-QSB for the quarters ended July 31, 2002 through January 31, 2004 will be restated. The total impact of the adjustments, which is still being assessed by the Company, will be to record additional compensation expense and additional paid in capital to the Company in the amount of approximately $1 million (unaudited) during the year ended April 30, 2002 and increase accumulated deficit and additional paid in capital brought forward at May 1, 2001 by $3 million (unaudited).

It is expected that the restated financial statements for the fiscal years ended April 30, 2002 and April 30, 2003 on Form 10-KSB, as well as the quarterly reports from July 31, 2002 through January 31, 2004 on Form 10-QSB will be filed with the Securities and Exchange Commission in the first quarter; concurrently with the filing of our annual report on Form 10-KSB for the year ended April 30, 2004.

The information contained in Item 9 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the Company's filings with the SEC under the Securities Act of 1933.

As a result of the Company's announcement regarding restatement of its financial statements, the Company's financial statements for the affected periods should no longer be relied upon, including the audited financial statements for 2002 and 2003 in the Company's annual report on Form 10-KSB for the year ended April 30, 2003.

Our auditors, Singer Lewak Greenbaum & Goldstein, LLP have notified the Company that the previously issued audit opinions on these financial statements, which are dated June 5, 2002 (except for Note 11 as to which the date is July 23, 2002) and July 8, 2003 (except for Note 2 as to which the date is November 19,
2003), respectively, should not be relied upon and are immediately withdrawn.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY TECHNOLOGIES, INC.


June 9, 2004                       by: /s/ Bogdan C. Maglich
--------------------                  ---------------------------------
(Date)                                Name: Bogdan C. Maglich,
                                      Chief Executive Officer, Chairman
                                      of the Board, President and
                                      Treasurer